Exhibit 31.2

Certification of Chief Financial Officer

Required by Rule 13a-14(a) (17 CFR 240.13a-14(a))

I, Thomas E. Werner, certify that:

1.              I have reviewed this Quarterly Report on Form 10-Q/A, Amendment No. 1, of Hospira, Inc.; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Thomas E. Werner
Thomas E. Werner,
Senior Vice President, Finance and Chief Financial Officer

Date: January 18, 2013